Exhibit 99.2
Bob Evans Farms, Inc.
Earnings Release Fact Sheet (unaudited)
Fiscal 2011 — Quarter 3
Note: amounts are in thousands, except per share amounts
Third quarter (Q3), ended January 28, 2011, compared to the corresponding period a year ago:

	Consolidated Results				Restaurant		Food Products
		% of		% of
	Q3 2011	sales	Q3 2010	sales	Q3 2011	Q3 2010	Q3 2011	Q3 2010
Net sales	$428,594		$429,823		$337,694	$343,037	$90,900	$86,786

Cost of sales	135,001	31.5%	134,241	31.2%	25.4%	24.4%	54.3%	58.3%
Operating wages	141,282	33.0%	146,046	34.0%	39.3%	39.5%	9.3%	12.3%
Other operating	68,840	16.1%	68,020	15.8%	19.1%	18.4%	4.4%	5.5%
S,G&A	37,460	8.7%	32,011	7.5%	6.4%	5.0%	17.4%	17.0%
Depr. & amort.	20,577	4.8%	21,112	4.9%	5.4%	5.4%	2.8%	2.9%

Operating income	25,434	5.9%	28,393	6.6%	4.4%	7.3%	11.8%	4.0%

Interest	2,098	0.5%	2,511	0.6%

Pre-tax income	23,336	5.4%	25,882	6.0%

Income Taxes	7,870	1.8%	7,915	1.8%

Net Income	$15,466	3.6%	$17,967	4.2%

EPS — basic	$0.51		$0.58
EPS — diluted	$0.51		$0.58

Dividends paid per share	$0.20		$0.18

Weighted average shares outstanding:

Basic	30,258		30,843
Dilutive stock options	146		93

Diluted	30,404		30,936

Shares outstanding at quarter end	30,320		30,478
Income taxes, as a percentage of pre-tax income, were 33.7% vs.30.6%

Consolidated Q3 Review:
•	Net sales decreased 0.3% ($428.6 million vs. $429.8 million).

•	Operating income decreased 10.4% ($25.4 million vs. $28.4 million).

•	Pre-tax income decreased 9.8% ($23.3 million vs. $25.9 million).

•	Effective tax rate was 33.7% compared to 30.6%.

•	Net income decreased 13.9% ($15.5 million vs. $18.0 million).

•	Diluted EPS was $0.51 vs. $0.58.
Fiscal 2011 — Quarter 3 p 2

Restaurant Q3 Review:
•	Overall restaurant sales decreased 1.6% ($337.7 million vs. $343.0 million).

•	Nominal same-store sales decreased 0.5% at Bob Evans Restaurants and decreased 3.2% at Mimi’s.

•	Operating income decreased 40.8% ($14.7 million vs. $24.9 million).

•	Operating margin was 4.4% compared to 7.3%.

•	Restaurants in operation at quarter end were: 569 Bob Evans Restaurants and 145 Mimi’s. 569 Bob Evans Restaurants and 146 Mimi’s were in operation a year ago.

•	Projected restaurant openings, by quarter:
Bob Evans Restaurants:

	Beginning							Ending
Fiscal Year	Total	Q1	Q2	Q3	Q4*	Full Year*	Closings	Total*
2011	569	—	—	—	2	2	—	571
2010	570	—	—	—	—	—	1	569
2009	571	—	—	—	1	1	2	570
2008	579	—	—	1	1	2	10	571
2007	587	4	1	3	2	10	18	579
Mimi’s Cafes:

	Beginning							Ending
Fiscal Year	Total	Q1	Q2	Q3	Q4*	Full Year*	Closings	Total*
2011	146	—	—	—	—	—	1	145
2010	144	—	1	1	—	2	—	146
2009	132	3	4	2	3	12	—	144
2008	115	1	2	8	6	17	—	132
2007	102	2	1	3	7	13	—	115
Consolidated Restaurants:

	Beginning							Ending
Fiscal Year	Total	Q1	Q2	Q3	Q4*	Full Year*	Closings	Total*
2011	715	—	—	—	2	2	1	716
2010	714	—	1	1	—	2	1	715
2009	703	3	4	2	4	13	2	714
2008	694	1	2	9	7	19	10	703
2007	689	6	2	6	9	23	18	694

*	Future quarters represent estimates for fiscal year 2011.
Fiscal 2011 — Quarter 3 p 3

•	Projected rebuilt restaurant openings, by quarter:

Fiscal Year	Q1	Q2	Q3	Q4*	Full Year*
2011	—	—	1	1	2
2010	1	1	—	—	2
2009	1	3	—	—	4
2008	2	2	1	3	8
2007	1	1	1	1	4

*	Future quarters represent estimates for fiscal year 2011.
•	Bob Evans Restaurants same-store sales analysis (24-month core; 564 restaurants):

	Fiscal 2011			Fiscal 2010			Fiscal 2009
	Nominal	Menu	Real	Nominal	Menu	Real	Nominal	Menu	Real
May	(3.5)	1.8	(5.3)	(2.8)	2.7	(5.5)	4.4	2.8	1.6
June	(3.1)	2.0	(5.1)	(2.5)	2.2	(4.7)	0.9	2.9	(2.0)
July	(3.7)	2.0	(5.7)	(3.7)	2.3	(6.0)	1.1	2.9	(1.8)

Q1	(3.5)	1.9	(5.4)	(3.0)	2.4	(5.4)	2.0	2.9	(0.9)

August	(1.8)	2.0	(3.8)	(3.0)	2.3	(5.3)	(0.6)	2.9	(3.5)
September	(0.6)	1.8	(2.4)	(3.5)	2.4	(5.9)	0.1	2.9	(2.8)
October	(0.5)	1.8	(2.3)	(2.0)	2.4	(4.4)	(0.9)	2.9	(3.8)

Q2	(0.9)	1.9	(2.8)	(2.8)	2.3	(5.1)	(0.5)	2.9	(3.4)

November	6.1	1.9	4.2	(5.0)	0.7	(5.7)	(3.1)	3.5	(6.6)
December	(5.0)	1.9	(6.9)	(3.5)	0.7	(4.2)	3.8	3.2	0.6
January	(1.7)	1.4	(3.1)	(4.2)	1.3	(5.5)	(5.7)	3.0	(8.7)

Q3	(0.5)	1.8	(2.3)	(4.2)	0.9	(5.1)	(1.3)	3.3	(4.6)

February	—	—	—	(7.3)	1.9	(9.2)	(1.5)	3.2	(4.7)
March	—	—	—	(0.4)	1.9	(2.3)	(1.9)	3.2	(5.1)
April	—	—	—	(4.6)	1.9	(6.5)	(1.6)	3.2	(4.8)

Q4	—	—	—	(4.1)	1.9	(6.0)	(1.6)	3.2	(4.8)

Fiscal year	(1.7)	1.9	(3.6)	(3.5)	1.9	(5.4)	(0.3)	3.1	(3.4)
Fiscal 2011 — Quarter 3 p 4

•	Mimi’s Cafe same-store sales analysis (24-month core;131 restaurants):

	Fiscal 2011			Fiscal 2010			Fiscal 2009
	Nominal	Menu	Real	Nominal	Menu	Real	Nominal	Menu	Real
May	(8.4)	2.4	(10.8)	(6.9)	2.4	(9.3)	(5.0)	2.6	(7.6)
June	(8.2)	2.7	(10.9)	(5.0)	2.3	(7.3)	(6.0)	2.7	(8.7)
July	(6.5)	2.7	(9.2)	(7.2)	2.3	(9.5)	(8.1)	2.7	(10.8)

Q1	(7.6)	2.6	(10.2)	(6.4)	2.3	(8.7)	(6.5)	2.7	(9.2)

August	(6.2)	2.7	(8.9)	(5.2)	2.2	(7.4)	(7.2)	2.7	(9.9)
September	(4.8)	2.7	(7.5)	(8.1)	2.2	(10.3)	(8.2)	2.7	(10.9)
October	(5.8)	2.2	(8.0)	(7.2)	2.2	(9.4)	(9.3)	2.8	(12.1)

Q2	(5.6)	2.6	(8.2)	(6.8)	2.2	(9.0)	(8.3)	2.7	(11.0)

November	0.8	2.3	(1.5)	(8.1)	2.2	(10.3)	(10.4)	3.0	(13.4)
December	(4.1)	2.3	(6.4)	(8.9)	2.2	(11.1)	(2.0)	2.8	(4.8)
January	(6.0)	1.7	(7.7)	(7.7)	2.2	(9.9)	(9.6)	2.2	(11.8)

Q3	(3.2)	2.1	(5.3)	(8.3)	2.2	(10.5)	(6.8)	2.7	(9.5)

February	—	—	—	(7.9)	2.3	(10.2)	(7.9)	2.2	(10.1)
March	—	—	—	(5.5)	2.3	(7.8)	(7.2)	1.2	(8.4)
April	—	—	—	(7.9)	2.3	(10.2)	(6.4)	1.2	(7.6)

Q4	—	—	—	(7.1)	2.3	(9.4)	(7.1)	1.5	(8.6)

Fiscal year	(5.5)	2.4	(7.9)	(7.2)	2.2	(9.4)	(7.2)	2.4	(9.6)
•	Key restaurant sales data (core restaurants only):

	Bob Evans
	Restaurants	Mimi’s
Average annual store sales ($) — FY10	$1,726,000	$2,859,000

Q3 FY 2011 day part mix (%):
Breakfast	34%	22%
Lunch	37%	41%
Dinner	29%	37%

Q3 FY 2011 check average ($)	$$8.41	$$11.13
• Quarterly restaurant sales by concept:

	Q3 2011	YTD 2011	Q3 2010	YTD 2010
Bob Evans Restaurants	$238,986	$735,359	$240,074	$747,964
Mimi’s Cafes	98,708	283,499	102,963	300,273

Total	$337,694	$1,018,858	$343,037	$1,048,237
Fiscal 2011 — Quarter 3 p 5

Food Products Q3 Review:
•	Net sales increased 4.7% ($90.9 million vs. $86.8 million).

•	Comparable pounds sold decreased 9%.

•	Operating income increased significantly ($10.7 million vs. $3.5 million).

•	Operating margin was 11.8% compared to 4.0%.

•	Average sow cost increased 27.5% ($51.16 per cwt vs. $40.14 per cwt).
•	Historical sow cost review (average cost per hundredweight):

Fiscal Year	Q1	Q2	Q3	Q4	Average
2011	$59.52	$60.47	$51.16	$—	$56.60
2010	$43.24	$32.88	$40.14	$55.91	$42.18
2009	$28.69	$51.19	$49.03	$50.65	$44.93
2008	$41.53	$40.29	$30.81	$27.48	$34.79
•	Comparable pounds sold review:

Fiscal Year	Q1	Q2	Q3	Q4	Average
2011	-2%	-16%	-9%		-9%
2010	-3%	10%	20%	4%	7%
2009	13%	11%	-6%	3%	6%
2008	4%	2%	8%	5%	5%
•	Net sales review (dollars in thousands):

	Q3 2011	YTD 2011	Q3 2010	YTD 2010
Gross sales	$106,780	$272,346	$112,974	$293,132
Less: promotions	(15,007)	(30,797)	(25,401)	(55,083)
Less: returns and slotting	(873)	(2,201)	(787)	(2,136)

Net sales	$90,900	$239,348	$86,786	$235,913
Fiscal 2011 — Quarter 3 p 6

Balance Sheet Summary:

(in thousands)	Jan. 28, 2011	Apr. 30, 2010
Cash and equivalents	$29,417	$17,803
Other current assets	64,032	59,121
Net property, plant and equipment	917,736	961,974
Goodwill and other intangible assets	42,469	43,084
Other non-current assets	30,398	27,175

Total assets	$1,084,052	$1,109,157

Current portion of long-term debt	$13,571	$26,905
Line of credit	—	14,000
Other current liabilities	149,204	152,551
Long-term debt	135,716	149,287
Other long-term liabilities	131,827	128,257
Stockholders’ equity	653,734	638,157

Total liabilities and equity	$1,084,052	$1,109,157
Fiscal 2011 — Quarter 3 p 7